Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
EXPONENT, INC.

Exponent, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: Paragraph (A) of Article Fourth of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“(A) This Corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is One Hundred Twenty-Two Million (122,000,000) shares, of which the authorized number of shares of preferred stock is Two Million (2,000,000) and the authorized number of shares of common stock is One Hundred Twenty Million (120,000,000). The stock, whether preferred stock or common stock, shall have a par value of one-tenth of one cent ($0.001) per share. Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of Delaware, each one (1) share of common stock of this Corporation outstanding, and each one (1) share of common stock held in this Corporation’s treasury, shall, automatically and without any action on the part of the respective holders thereof, be reclassified, converted and changed into two (2) fully paid and nonassessable shares of common stock, par value of one-tenth of one cent ($0.001) per share, of this Corporation.”

SECOND: The foregoing amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 31st day of May 2018.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker Richard L. Schlenker Executive Vice President, Chief Financial Officer, and Corporate Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
EXPONENT, INC.

Exponent, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: Paragraph (A) of Article Fourth of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“(A) This Corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is Eighty-Two Million (82,000,000) shares, of which the authorized number of shares of preferred stock is Two Million (2,000,000) and the authorized number of shares of common stock is Eighty Million (80,000,000). The stock, whether preferred stock or common stock, shall have a par value of one-tenth of one cent ($0.001) per share. Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of Delaware, each one (1) share of common stock of this Corporation outstanding, and each one (1) share of common stock held in this Corporation’s treasury, shall, automatically and without any action on the part of the respective holders thereof, be reclassified, converted and changed into two (2) fully paid and nonassessable shares of common stock, par value of one-tenth of one cent ($0.001) per share, of this Corporation.”

SECOND: The foregoing amendment to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 28th day of May 2015.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker Richard L. Schlenker Executive Vice President, Chief Financial Officer, and Corporate Secretary

CERTIFICATE OF AMENDMENT OF
RESTATED
CERTIFICATE OF INCORPORATION
OF
EXPONENT, INC.

The undersigned, Michael R. Gaulke, hereby certifies that:

1. He is the duly elected and acting President and Chief Executive Officer of Exponent, Inc., a Delaware corporation.

2. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends paragraph (A) of Article Fourth of this Corporation’s Restated Certificate of Incorporation to read in its entirety as follows:

“(A) This Corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is One Hundred and Five Million (105,000,000) shares, of which the authorized number of shares of preferred stock is Five Million (5,000,000) and the authorized number of shares of common stock is One Hundred Million (100,000,000). The stock, whether preferred stock or common stock, shall have a par value of one-tenth of one cent ($0.001) per share. Each share of common stock of this Corporation outstanding, and each share of common stock held in this Corporation’s treasure, at the close of business on the effective date of this amendment shall be reclassified, converted and changed into two (2) fully paid and nonassessable shares of common stock, $0.001 par value, of this Corporation.”

3. The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the provisions the Corporation’s Restated Certificate of Incorporation and with the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

This Certificate of Amendment is executed at Menlo Park, California, May 24, 2006.

/s/ Michael R. Gaulke
Michael R. Gaulke
President and Chief Executive Officer

certificate of amendment of

restated certificate of incorporation of

the failure group, inc.

THE FAILURE GROUP, INC., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:

1. That the following amendment to Article I of the corporation’s Restated Certificate of Incorporation has been duly adopted by the board of directors in accordance with the provisions of Section 242 of the General Corporation Law:

“ARTICLE I

The name of the Corporation is Exponent, Inc.”

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, THE FAILURE GROUP, INC. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Michael R. Gaulke, its President, this 30th day of January, 1998.

/s/ Michael R. Gaulke
Michael R. Gaulke, President

ATTEST:

/s/ Lynnel Callagy

Lynnel Callagy, Assistant Corporate Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
THE FAILURE GROUP, INC.

FIRST. The name of the corporation is THE FAILURE GROUP, INC.

SECOND. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.

(A)       The corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is Twenty-two Million (22,000,000) shares, of which the authorized number of shares of preferred stock is Two Million (2,000,000) and the authorized number of shares of common stock is Twenty Million (20,000,000). The stock, whether preferred stock or common stock, shall have a par value of one-tenth of one cent ($0.001) per share.

(B)       Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized to fix or alter the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of preferred stock (but not below the number of shares thereof then outstanding).

FIFTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-laws whether adopted by them or otherwise.

SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

SEVENTH. A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. In any circumstance when the preceding sentence would excuse liability in accordance with its terms but it does not do so because of the effect of Section 2115 of the California Corporations Code, the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented or restated, there being no discrepancies between those provisions and the provisions of this Restated Certificate of Incorporation, and it having been duly adopted by the Corporation’s Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officers on this 18th day of June, 1990.

THE FAILURE GROUP, INC.

By	/s/ Roger L. McCarthy Roger L. McCarthy Chairman

Attest:

/s/ Duane W. Bell

Duane W. Bell
Secretary